UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 5, 2025
Date of Report (Date of earliest event reported)
________________________________________________________
Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Indenture

On March 11, 2025, Axon Enterprise, Inc. (the “Company”) closed its previously announced private offering (the “Notes Offering”) of $1,000.0 million aggregate principal amount of its 6.125% senior notes due 2030 (the “2030 Notes”) and $750.0 million aggregate principal amount of its 6.250% senior notes due 2033 (the “2033 Notes” and, together with the 2030 Notes, the “Notes”). Each series of Notes were issued pursuant to an indenture, each dated as of March 11, 2025 (the “Indentures”), among the Company and U.S. Bank Trust Company, National Association, as trustee. The Company intends to use the net proceeds from the Notes Offering for general corporate purposes, which may include, among other things, potentially repurchasing or redeeming in part its 0.50% Convertible Senior Notes due 2027, and providing capital to support its growth and to acquire or invest in product lines, products, services or technologies.

The 2030 Notes will mature on March 15, 2030 unless earlier redeemed or repurchased. Interest on the 2030 Notes will accrue from March 11, 2025 and is payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2025, at a rate of 6.125% per year. The 2033 Notes will mature on March 15, 2033 unless earlier redeemed or repurchased. Interest on the 2033 Notes will accrue from March 11, 2025 and is payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2025, at a rate of 6.250% per year.

Prior to March 15, 2027, the Company may redeem the 2030 Notes at its option, in whole or in part at any time, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem up to 40% of the aggregate principal amount of the 2030 Notes at any time before March 15, 2027, with the net cash proceeds from certain equity offerings at a redemption price equal to 106.125% of the principal amount of the 2030 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after March 15, 2027, the Company may redeem the 2030 Notes at its option, in whole or in part at any time, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Percentage
2027.....................................................................................................................................	103.063%
2028.....................................................................................................................................	101.531%
2029 and thereafter..............................................................................................................	100.000%

In addition, prior to March 15, 2028, the Company may redeem the 2033 Notes at its option, in whole or in part at any time, at a redemption price equal to 100% of the principal amount of the 2033 Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem up to 40% of the aggregate principal amount of the 2033 Notes at any time before March 15, 2028, with the net cash proceeds from certain equity offerings at a redemption price equal to 106.250% of the principal amount of the 2033 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after March 15, 2028, the Company may redeem the 2033 Notes at its option, in whole or in part at any time, at a redemption price equal the percentage of principal amount set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Percentage
2028.....................................................................................................................................	103.125%
2029.....................................................................................................................................	101.563%
2030 and thereafter..............................................................................................................	100.000%

The Indentures contain certain restrictions on liens, mergers, consolidations and transfers of all or substantially all of the Company’s assets. Additionally, upon the occurrence of specified change of control triggering events, the Company will be required to offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date.

The Indentures set forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default after which the Notes become automatically due and payable.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Credit Agreement Amendment

Immediately prior to the consummation of the Notes Offering, the Company entered into an amendment (the “Amendment”), among the Company, as borrower, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the Credit Agreement, dated December 15, 2022, among the Company, as borrower, the Administrative Agent, J.P. Morgan Securities LLC., as Sole Bookrunner and Sole Lead Arranger and the other lenders party thereto from time to time (as amended, supplemented or otherwise modified, the “Credit Agreement”). The Amendment increased the existing revolving credit facility (the “Revolving Facility”) under the Credit Agreement by $100.0 million to a total aggregate principal amount of $300.0 million (with the ability to increase the Revolving Facility by an additional $100.0 million), increased availability for the issuance of letters of credit by $20.0 million to $50.0 million, extended the maturity date of the Credit Agreement from December 15, 2027 to March 11, 2030 (or, in each case, the date that is six months prior to the stated maturity date of the 0.50% Senior Convertible Notes due 2027 (the “Convertible Notes”) unless the Convertible Notes have been redeemed, repurchased, converted or defeased in full), permitted the Notes Offering and provided for other updates to the covenants and terms of the Credit Agreement.

The Revolving Facility bears interest at SOFR 1.25% to 1.75% per year determined in accordance with a pricing grid based on our net leverage ratio and consolidated interest coverage ratio. The Company is required to pay a commitment fee quarterly in arrears on the average daily unused amount of each Lender’s revolving credit commitment at a rate equal 0.15% per annum.

The Credit Agreement contains affirmative and negative covenants including, among other things, financial reporting, limitations on indebtedness, liens, fundamental changes, asset sales, investments, sale and leaseback transactions, swap agreements, restricted payments, transactions with affiliates, restrictive agreements, and amendment of certain material documents. The negative covenants are subject to certain exceptions, baskets and similar qualifications. In addition, the Credit Agreement requires the Company to comply with a maximum net leverage ratio of no greater than 3.50 to 1.00 (subject to a 1.00 step-up for the four quarters following a permitted acquisition) and a minimum interest coverage ratio of no less than 3.50 to 1.00, each based upon a trailing four fiscal quarter period.

The Credit Agreement contains events of default that include, among other things, failure to make certain payments, inaccuracy of representations and warranties, covenant defaults, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default.

Item 8.01 Other Events

On March 5, 2025, the Company issued a press release announcing the pricing of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release includes forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information” within the press release for additional information.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture relating to the 2030 Senior Notes, dated as of March 11, 2025, between Axon Enterprise, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Indenture relating to the 2033 Senior Notes, dated as of March 11, 2025, between Axon Enterprise, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 6.125% Senior Notes due 2030 (included as Exhibit A to the Indenture relating to the 2030 Notes filed herewith as Exhibit 4.1).

4.4	Form of 6.250% Senior Notes due 2033 (included as Exhibit A to the Indenture relating to the 2033 Notes filed herewith as Exhibit 4.2).

10.1	Amendment No. 1, dated March 11, 2025, amending the Credit Agreement dated December 15, 2022, among, the Company, the Lenders party thereto and the Administrative Agent.

99.1	Press release announcing pricing of Notes Offering, dated March 5, 2025

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2025	Axon Enterprise, Inc.

	By:	/s/ BRITTANY BAGLEY
Brittany Bagley Chief Operating Officer and Chief Financial Officer